Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of White Smile Global, Inc. (the “Company”), on Form 10-K for the period ended August 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 135)), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 14, 2011

/s/ Omar John Ahmadzai

Omar John Ahmadzai

CEO, CFO